UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2017

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

621 N. Shady Retreat Road, Doylestown, PA, 18901

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

On March 29, 2017, in connection with the Asset Sale described in Item 2.01 below, ProPhase Labs, Inc., a Delaware corporation (the “Company”), paid in full the remaining principal and accrued interest, in the total amount of $1,552,676.14, due under the Company’s 12% Secured Promissory Notes – Series A (the “Notes”) issued in favor of John E. Ligums, Jr. and Justin J. Leonard (the “Noteholders”), each dated as of December 11, 2015. Of the $1,552,667.14 paid to the Noteholders, $68,850.00 was netted against the aggregate exercise price of warrants simultaneously being exercised by the Noteholders.

The Notes bore interest at a rate of 12% per annum, payable semi-annually, and were scheduled to mature on June 15, 2017. The Notes could be pre-paid at any time prior to maturity without penalty.

In connection with the issuance of the Notes, the Company entered into a security agreement with John E. Ligums, Jr., as collateral agent for the Noteholders (the “Security Agreement”) to secure the timely payment and performance in full of the Company’s obligations under the Notes. Under the Security Agreement, the Company granted to the collateral agent, for the benefit of the Noteholders a lien upon and security interest in the property and assets listed as collateral in the Security Agreement, including without limitation, all of the Company’s personal property, inventory, equipment, general intangibles, cash and cash equivalents, and proceeds. In connection with the payoff of the Notes, the Security Agreement was terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed on a Current Report on Form 8-K filed on January 9, 2017, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with a wholly-owned subsidiary of Mylan N.V. (“Mylan”), on January 6, 2017, pursuant to which the Company agreed to sell substantially all of the assets of the Company, which are comprised of the intellectual property and other assets related to the Company’s Cold-EEZE® brand and product line, to Mylan for $50,000,000 (the “Asset Sale”). As described in Item 5.07 of this Current Report, the Company’s stockholders approved the Asset Sale on March 29, 2017 at the special meeting of stockholders. Following its receipt of the requisite stockholder approval on March 29, 2017, the Company completed the Asset Sale.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 2.1 to this Current Report on Form 8-K. The Asset Purchase Agreement contains representations and warranties made by the parties as of specific dates and solely for their benefit. The representations and warranties reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s stockholders or any other person or entity other than the parties to the Asset Purchase Agreement and, in certain cases, represent allocation decisions among the parties and are modified or qualified by correspondence or confidential disclosures made between the parties in connection with the negotiation of the Asset Purchase Agreement (which disclosures are not reflected in the Asset Purchase Agreement itself, may not be true as of any date other than the date made, or may apply standards of materiality in a way that is different from what may be viewed as material by stockholders). Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and stockholders should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement.

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, the Company and its wholly-owned subsidiary, Pharmaloz Manufacturing, Inc. (“PMI”), entered into a Manufacturing Agreement (the “Manufacturing Agreement”) with Mylan. Pursuant to the terms of the Manufacturing Agreement, Mylan (or an affiliate or designee) will purchase the current inventory of the Company’s Cold-EEZE® brand and product line and PMI will manufacture certain products for Mylan, as described in the Manufacturing Agreement. Unless terminated sooner by the parties, the Manufacturing Agreement will remain in effect until March 29, 2022. Thereafter, the Manufacturing Agreement may be renewed by Mylan for up to five successive one year periods by providing notice of its intent to renew not less than 90 days prior to the expiration of the then-current term.

The foregoing description of the Manufacturing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated by reference herein.

On March 29, 2017, the Company issued a press release announcing the completion of the Asset Sale. The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of the Company was held on March 29, 2017 (the “Special Meeting”). As of the record date, the Company had 17,080,776 shares of common stock, par value $0.0005 per share, outstanding and entitled to vote at the Special Meeting. The following is a description of the votes cast for and against, as well as abstentions and broker non-votes, with respect to each matter voted upon at the Special Meeting. At the Special Meeting, the Company’s stockholders (i) approved the Asset Sale and the transactions contemplated by the Asset Purchase Agreement (Proposal No. 1), and (ii) granted the persons named as proxies discretionary authority to vote to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of Proposal No. 1 (Proposal No. 2).

Proposal No. 1 – To consider and act upon a proposal to sell substantially all of the assets of the Company, which are comprised of the intellectual property and other assets relating to its Cold-EEZE® brand and product line, to Mylan, for cash, pursuant to the Asset Purchase Agreement, and the other transactions contemplated thereby.

For	Against	Abstentions	Broker Non-Votes
11,375,970	167,390	700	N/A

Proposal No. 2 – To consider and act upon a proposal to grant the persons named as proxies discretionary authority to vote to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of Proposal No. 1.

For	Against	Abstentions	Broker Non-Votes
11,335,744	206,515	1,801	N/A

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description

2.1†+	Asset Purchase Agreement, dated January 6, 2017, by and between ProPhase Labs, Inc., Meda Consumer Healthcare Inc. and Mylan Inc., as Buyer Guarantor.

2.2†+	Manufacturing Agreement, dated March 29, 2017, by and between Meda Consumer Healthcare Inc., Pharmaloz Manufacturing, Inc. and Prophase Labs, Inc.

99.1	Press Release, dated March 29, 2017, entitled “ProPhase Labs, Inc. Completes Sale Of Cold-EEZE® Business To Mylan.”

†	Confidential treatment granted as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

+	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr.
Chief Operating Officer and
Chief Financial Officer

Date: March 29, 2017

Exhibits Index

No.	Description

2.1†+	Asset Purchase Agreement, dated January 6, 2017, by and between ProPhase Labs, Inc., Meda Consumer Healthcare Inc. and Mylan Inc., as Buyer Guarantor.

2.2†+	Manufacturing Agreement, dated March 29, 2017, by and between Meda Consumer Healthcare Inc., Pharmaloz Manufacturing, Inc. and Prophase Labs, Inc.

99.1	Press Release, dated March 29, 2017, entitled “ProPhase Labs, Inc. Completes Sale Of Cold-EEZE® Business To Mylan.”

†	Confidential treatment granted as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

+	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.